UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 27, 2017
Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.
(a)	On March 27, 2017, GlobalSCAPE, Inc. (“GlobalSCAPE” or the “Company”) RSM US LLP, or RSM, was dismissed as the Company’s independent registered public accounting firm.
RSM performed the audit of the Company’s financial statements for the year ended December 31, 2016.  The audit report of RSM on the consolidated financial statements of GlobalSCAPE and its subsidiaries as of and for the year ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2016 and through the date of this Current Report, there were: (i) no disagreements between the Company and RSM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S‐K.
The Company has provided RSM a copy of the disclosures in this Form 8‐K and requested that RSM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not RSM agrees with the Company’s statements in this Item 4.01(a).  RSM has not provided the letter as of the date of this filing.
The Audit Committee of the Board of Directors of the Company approved the change in the independent registered public accounting firm described herein.
(b)
Effective on March 27, 2017, the Audit Committee of the Board of Directors of the Company approved the appointment of BDO USA, LLP, or BDO, as its independent registered public accounting firm to audit the Company’s financial statements.  During the two most recent fiscal years and through March 27, 2017, the Company had not consulted with BDO with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr. Chief Financial Officer
Dated:	March 31, 2017